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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 1)

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /x/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             WPI Group Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/  No fee required

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                      APPENDIX I TO PROXY STATEMENT

                               WPI GROUP, INC.
        1997 EMPLOYEE STOCK PURCHASE PLAN AND STOCK BONUS AWARD PLAN


                    INTRODUCTION - GENERAL INFORMATION


WPI Group, Inc. (the "Company") has adopted this Employee Stock Purchase Plan (the "Purchase Plan") and this Stock Bonus Award Plan (the "Bonus Plan"; collectively, the "Plans") for the benefit of eligible employees. The following description of the Plans are in question and answer format for ease of reference.

What are the purposes of the Plans? The purpose of the Purchase Plan is to provide the employees of the Company with an incentive to become shareholders in the Company. It is believed that employee participation in the ownership of the business will help to achieve the unity of purpose essential to the continued growth of the Company and the mutual benefit of its employees and shareholders. The Bonus Plan has the additional purpose of rewarding employees of the Company for outstanding contributions to the continued growth of the Company.

Who administers the Plans? The administrator for both Plans is WPI Group, Inc. The Company's Vice President - Human Resources maintains all records relating to the Plans and is the person to whom questions should be directed. Written inquiries should be directed to the Vice President - Human Resources at 1155 Elm Street, Manchester, NH 03101 and telephone inquiries should be directed to (603) 627-3500.

The Purchase Plan is intended to be a qualified stock purchase under the Internal Revenue Code, but not a welfare benefit arrangement subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). If the Purchase Plan is determined to be a welfare benefit arrangement under ERISA, it shall be revoked and no longer effective.

The Bonus Plan is not a part of the Purchase Plan and is not intended to be a qualified stock purchase plan under the Internal Revenue Code or a welfare benefit arrangement subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). If the Bonus Plan is determined to be a part of the Purchase Plan, a qualified stock purchase plan, or a welfare benefit arrangement under ERISA, it shall be revoked and no longer effective.

Both Plans begin on June 1, 1997 and end on May 31, 2007.

The fiscal year for both Plans is the twelve consecutive months beginning on October 1 of each year.


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                   ELIGIBILITY AND PARTICIPATION IN THE PLANS


Who is eligible to participate in the Plans? Any full-time employee is eligible to participate in the Purchase Plan or Bonus Award Plan. However, Employees of the Company who own (or who would become owners of) 5% of the Company's outstanding stock are not eligible to make purchases or receive bonus awards under the Plans.

When does a participant's eligibility terminate? A participant's eligibility in either Plan ends on the earlier of : (a) the date the Plan terminates; or
(b) the date of termination of the employee's employment with the Company.

Are employees obligated to participate? No. An eligible employee's participation under either Plan is completely voluntary. With respect to the Purchase Plan, the decision to invest in Company common stock is solely the employee's investment decision and should be made with reasonable care and prudence. The Company can made no representation or warranty regarding the advisability of investing in its common stock and urges each employee to consult his or her investment advisor prior to making such purchases.

All participants in the Purchase Plan will have the same rights and privileges. These rights and privileges are not transferable.


       PRODEDURE FOR PURCHASE OF STOCK UNDER THE STOCK PURCHASE PLAN

How are shares purchased under the Purchase Plan? Eligible employees may purchase shares of the Company's $.01 par value common stock (the "Common Stock") by submitting the necessary form to the Human Resources Manager indicating the number of shares that the employee wishes to purchase. The form must be received by the Human Resources Manager by the close of business on the day prior to the Purchase Date (defined below). Eligible employees may purchase no less than ten shares on any Purchase Date, and may purchase no more than 400 shares under the Purchase Plan during a Plan Year. In addition, no Employee may purchase more than $25,000 worth of Common Stock in a calendar year. The Human Resources Manager will calculate the purchase price for the shares on the Purchase Date, and advise each participating employee of the price for the number of shares that the employee wishes to purchase. Payments must be remitted to the Human Resources Manager by cash, money order or personal check on the next business day following advice of the purchase price.

When may purchases be made? Purchases can only be made on a quarterly basis, on Decemebr 15, March 15, June 15 and September 15 of each year (the "Purchase Dates"). If any Purchase Date falls on Saturday, Sunday or holiday, the Purchase Date shall be the following business day.

What is the price of the shares purchased? The price of the Common Stock purchased under the Plan will be ninety-three percent (93%) of the average of the closing prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") during the period of five (5) trading days ending on the Purchase Date or the five (5) days immediately preceding the Purchase Date, if the Market is closed on the Purchase Date.


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However, in no event shall the price be less than eighty-five percent (85%)
of the fair market value on the Purchase Date itself or less than the par value ($.01).

Although participants in the Purchase Plan receive a discount on the price of the Common Stock purchased under the Purchase Plan and pay no commission for the purchase of such stock, they also experience the disadvantage of being unable to select the day on which the Common Stock is purchased. Therefore, participants cannot time investments under the Purchase Plan to coincide with fluctuations in the price of the Common Stock.

                 STOCK BONUS AWARDS UNDER THE STOCK BONUS PLAN

What are stock bonus awards? Bonus awards under the Bonus Plan are grants of Common Stock to eligible employees. From time to time the Chief Executive Officer may in his discretion award bonuses of Common Stock to its employees.

Who may receive bonus awards? Bonus awards may be awarded to any employee that is not an executive officer of the Company or a participant in the Company's Executive Stock Plan. Bonus awards will be made only in the discretion of the Chief Executive Officer and may be made to certain employees who have demonstrated outstanding achievement in their work or to certain groups of employees who have shown outstanding achievement in their collective work.

How many shares may be awarded in a bonus award? The number of shares that are awarded pursuant to a bonus award is at the discretion of the Chief Executive Officer. The aggregate number of shares that may be awarded by the Chief Executive Officer pursuant to bonus awards is 20,000 shares during the term of the Plan, unless additional shares are reserved for such purposes by the Company's Board of Directors. The Chief Executive Officer may award all or none of the shares allocated by the Board of Directors for the purpose of bonus awards, in his complete discretion.

Because bonus stock awards are subject to federal income taxation as explained below, it is necessary to provide for withholding of federal income tax and social security tax. That will be done by issuing a smaller number of shares than the actual award. The number of shares not issued will cover the federal income tax and social security withholding requirement. No cash will have to be paid to the Company by an Employee who receives a stock bonus award.

                               OTHER INFORMATION

Are certificates issued for shares purchased or awarded under the Plan? Yes. Participants will receive certificates for their shares of Common Stock purchased under the Purchase Plan, together with a statement advising the participant of his or her purchase, as soon as practicable after payment has been received by the Human Resources Manager. Recipients of stock bonus awards will also receive certificates as soon as practicable after the award, together with a statement advising the Employee of the number of shares awarded, the number of shares retained to cover withholding (explained above) and the net shares shown on the certificate. The


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certificates should be retained in a secure place. The statements should also be retained for cost information and tax purposes.

Are there any expenses to participants in connection with purchases or awards under the Plan? No. There are no brokerage fees on purchases because shares are purchased from the Company. All costs of administration of the Plan are paid by the Company. Any withholding requirements for stock bonus awards will be covered by reducing the number of shares on the certificate.

What is the source of shares purchased under the Plan? Shares purchased or awarded under the Plans will come from the authorized but unissued shares of the Common Stock. Shares will not be purchased on the open market.

May the Plans be changed or discontinued? Yes. The Company reserves the right to amend or terminate each Plan at any time. Participants will be notified if these Plans are terminated or amended.

What are the federal income tax consequences of participation in the Plans? With respect to the Purchase Plan, Employees will not recognize income on receiving the right to participate in and purchase Common Stock through the Plan. Further, except as described below, employees will not recognize income on the Purchase Date on the purchase stock. Instead, gain or loss from the sale or exchange of shares acquired by purchase under the Purchase Plan will generally be treated as capital gain or loss at the time of such sale or exchange, provided that the shares are held as capital assets at the time of sale or exchange and that the sale or exchange occurs no earlier than one year from the date the shares were purchased. Generally, the basis of the shares purchased under the Purchase Plan will be the price paid.

If stock purchased under the Purchase Plan is disposed of before the qualifying date described above then Employees will be treated as having received ordinary income equal to the difference between the fair market value of the shares purchased on the Purchase Date and the purchase price.

Recipients of shares as a bonus award under the Bonus Plan will be treated as having received, on the award date, ordinary income equal to the fair market value of the shares on that date. Income received by such recipients will be subject to income tax and social security tax withholding, as explained above. The amount of the income and the withholdings will be reported on the recipient's Form W-2 (See "Stock Bonus Awards Under the Stock Bonus Plan - How Many Shares are Awarded"). The basis of the shares received as an award will be their fair market value on the award date.

Shares purchased through the Purchase Plan or received through the Bonus Plan are treated with respect to the sale of shares like shares otherwise purchased by the participant.

All comments concerning possible federal income tax consequences of participating in the Plans are based upon the Company's interpretation of federal tax law as it existed on the date of adoption of the Plan. Since the federal law is subject to change and each participant's tax


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consequences may be different, the participant is advised to consult his or her own tax advisor concerning the federal income tax consequences to him or her.

Who bears risk of market price fluctuations in the Company's Common Stock? A participant's investment in shares purchased under the Purchase Plan is no different that his investment in shares of the Company acquired in other ways. The participant bears the risk of loss and the benefits of gain from market price changes with respect to all his shares. The Company cannot guarantee that shares purchased under the Purchase Plan will, at any particular time, be worth more or less than their purchase price, nor can the Company guarantee that shares received under the Bonus Plan, will, at any particular time, be worth more or less than their fair market value at the time of the award.

What are the responsibilities of the Company under the Plans? In performing its duties under the Plans, the Company is not liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim of liability arising out of the prices or timing at which shares are purchased under the Plans or fluctuations in market value of shares.

The Plans are not contracts of employment. No part of either Plan shall give any employee the right to be retained in the Company's service or interfere with the Company's right to terminate his or her employment at any time, nor shall it give the Company the right to interfere with the employee's right to terminate his or her employment at any time.

Who interprets and regulates the Plans? The Company reserves the right to interpret and regulate the Plans as deemed desirable or necessary in connection with their respective operations.